U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008

GeoPetro Resources Company

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Maritime Plaza, Suite 700, San Francisco, CA  94111

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (413) 398-8186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

On April 24, 2008, Kevin Delehanty notified the Company that he will not stand for re-election to the Board of Directors at the 2008 Annual Meeting of Shareholders to be held on June 27, 2008. Mr. Delehanty will continue as a director of the Company until his successor is elected at the 2008 Annual Meeting of Shareholders.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 24, 2008, the Company’s Board of Directors approved an amendment and restatement of the Company’s By-Laws. A description of the provisions amended is provided below. This description is a summary of the amendments to the By-Laws and is qualified in its entirety by reference to the Second Amended and Restated Bylaws filed herewith as Exhibit 3(ii), which is incorporated herein by reference.

Sections 2.04 and 2.10:  These sections were amended to clarify the procedures for the waiver of notice of shareholders’ meetings by shareholders present at such meetings.

Section 2.05:  This section was amended to permit notice of any shareholders’ meeting to be given by electronic transmission or, if the Company has at least 500 shareholders on the record date for the meeting, by third-class mail.

Section 2.12:  This section was amended to permit shareholders to designate persons to act by proxy with respect to their shares by electronic transmission authorized by the shareholder or such shareholder’s attorney-in-fact.

Item 9.01       Financial Statements and Exhibits.

(d)  Exhibits

3(ii)         Second Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

GEOPETRO RESOURCES COMPANY
(Registrant)

Date: April 25, 2008	By:	/s/ Stuart J. Doshi
Stuart J. Doshi
President and Chief Executive Officer